Filed Pursuant to Rule 433

Registration No. 333-180289

July 31, 2012

FREE WRITING PROSPECTUS

(To Prospectus dated March 22, 2012,

Prospectus Supplement dated March 22, 2012 and

Equity Index Underlying Supplement dated March 22, 2012)

HSBC USA Inc.

Buffered Uncapped Market

Participation Securities

Linked to the S&P 500® Low Volatility Index

}	Buffered Uncapped Market Participation Securities linked to the S&P 500® Low Volatility Index

}	The S&P 500® Low Volatility Index measures the performance of the 100 least volatile stocks in the S&P 500® Index

}	Exposure to any positive return in the reference asset

}	Protection from the first 15% to 20% (to be determined on the Pricing Date) of any losses in the reference asset, subject to the credit risk of HSBC USA Inc.

The Buffered Uncapped Market Participation Securities (each a “security” and collectively the “securities") offered hereunder will not be listed on any U.S. securities exchange or automated quotation system. The securities will not bear interest.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document, the accompanying Equity Index Underlying Supplement, prospectus or prospectus supplement. Any representation to the contrary is a criminal offense. We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the securities. HSBC Securities (USA) Inc. will purchase the securities from us for distribution to other registered broker-dealers or will offer the securities directly to investors. In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions in any securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, the pricing supplement to which this free writing prospectus relates is being used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-13 of this free writing prospectus.

Investment in the securities involves certain risks. You should refer to “Risk Factors” beginning on page FWP-7 of this document, page S-3 of the accompanying prospectus supplement, and page S-1 of the accompanying Equity Index Underlying Supplement.

	Price to Public	Fees and Commissions[1]	Proceeds to Issuer
Per security	$1,000
Total

1 HSBC USA Inc. or one of our affiliates may pay varying discounts of up to 2.525% per $1,000 Principal Amount of securities in connection with the distribution of the securities to other registered broker-dealers. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-13 of this free writing prospectus.

The securities:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

HSBC USA Inc.

Buffered Uncapped Market Participation Securities

Linked to the S&P 500® Low Volatility Index

Indicative Terms*

Principal Amount	$1,000 per security
Term	Approximately 3 years
Reference Asset	The S&P 500® Low Volatility Index (Ticker: SP5LVI)
Upside Participation Rate	100% (1.0x) exposure to any positive Reference Return
Buffer Level	-15% to -20% (to be determined on the Pricing Date)
Payment at Maturity per Security

If the Reference Return is greater than zero:

$1,000 + ($1,000 × Reference Return × Upside Participation Rate).

If the Reference Return is less than or equal to zero but greater than or equal to the Buffer Level:

$1,000 (zero return).

If the Reference Return is less than the Buffer Level:

$1,000 + [$1,000 × (Reference Return + 15%**)].

For example, assuming a Buffer Level of -15%, if the Reference Return is -30%, you will suffer a 15% loss and receive 85% of the Principal Amount. If the Reference Return is less than the Buffer Level, you will lose up to between 80% and 85% (to be determined on the Pricing Date) of your investment.

Reference Return	Final Level – Initial Level Initial Level
Initial Level	See page FWP-4
Final Level	See page FWP-4
Pricing Date	August 24, 2012
Trade Date	August 24, 2012
Settlement Date	August 29, 2012
Final Valuation Date†	August 24, 2015
Maturity Date†	August 27, 2015
CUSIP	4042K12Q5

* As more fully described on page FWP-4.

** To be determined on the Pricing Date and will not be less than 15% or greater than 20%

†Subject to adjustment as described under “Additional Terms of the Notes” in the accompanying Equity Index Underlying Supplement.

The Securities

The Buffered Uncapped Market Participation Securities are designed for investors who believe the Reference Asset will appreciate over the term of the securities. If the Reference Return is below the Buffer Level, then the securities provide 1:1 exposure to any potential decline in the Reference Asset beyond between -15% and -20% (to be determined on the Pricing Date).

If the Reference Asset appreciates over the term of the securities, you will realize 100% (1.0x) of the Reference Asset appreciation. Should the Reference Asset decline, you will lose 1% of your investment for every 1% decline in the Reference Asset beyond the Buffer Level.

The S&P 500® Low Volatility Index

The S&P 500® Low Volatility Index (the “Index”) comprises the 100 least-volatile stocks over the previous year in the S&P 500® Index.

There are two steps in the creation of the Index:

Constituent selection: The volatilities of all S&P 500® Index constituents are calculated using daily standard deviation data for approximately the past year. Constituents are ranked in order of their realized volatility. The Index comprises the 100 least volatile stocks.

Constituent weighting: At each rebalancing, the weight for each Index constituent is set inversely proportional to its volatility (higher weightings are assigned to the least volatile stocks). The Index is rebalanced in February May, August and November of each year.

The offering period for the securities is through August 24, 2012

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Payoff Example

The table at right shows the hypothetical payout profile of an investment in the securities reflecting the 100% (1.0x) Upside Participation Rate and assuming a Buffer Level of -15%. The actual Buffer Level will be determined on the Pricing Date and will not be less than -15% or greater than -20%.

S&P 500® Low Volatility Index

The SP5LVI measures the performance of the 100 least volatile stocks over the previous year in the S&P 500® Index. It is designed to serve as a benchmark for low volatility strategies in the U.S. stock market.

As of the May 2012 rebalancing, the sector weightings in the Index were as follows: Consumer Discretionary: 8.10%, Consumer Staples: 29.40%, Energy: 1.70%, Financials: 0.80%, Healthcare: 12.40%, Industrials: 4.40%, Information Technology: 4.30%, Materials: 2.40%, Telecommunication Services: 4.90% and Utilities: 31.40%.

Information about the Reference Asset

The graph above sets forth the hypothetical back-tested performance of the Reference Asset from July 26, 2007 through April 19, 2011 and the historical performance of the Reference Asset from April 20, 2011 to July 25, 2012. The Reference Asset has only been calculated since April 20, 2011. The hypothetical back-tested performance of the Index set forth in the graph above was calculated using the same selection criteria and methodology employed to calculate the Reference Asset since its inception on April 20, 2011. However, the hypothetical back-tested Reference Asset data only reflects the application of that methodology in hindsight, since the Reference Asset was not actually calculated and published prior to April 20, 2011. The hypothetical back-tested Reference Asset data cannot completely account for the impact of financial risk in actual trading. There are numerous factors related to the equities markets in general that cannot be, and have not been, accounted for in the hypothetical back-tested Reference Asset data, all of which can affect actual performance. Consequently, you should not rely on that data in forecasting future Reference Asset performance. Because the Reference Asset is a price return index, and not a total return index, the data presented above does not reflect the payment of dividends. The graph above also reflects the actual closing levels from April 20, 2011 to July 18, 2012 that we obtained from the Bloomberg Professional® service. The hypothetical and actual historical performance is not necessarily an indication of future results. For further information on the Reference Asset, please see “The S&P 500® Low Volatility Index” on page FWP-11 and in the accompanying Equity Index Underlying Supplement. We have derived all disclosure regarding the Reference Asset from publicly available information. Neither HSBC USA Inc. nor any of its affiliates have undertaken any independent review of, or made any due diligence inquiry with respect to, the publicly available information about the Reference Asset.

For more information about SP5LVI, please refer to the fact sheet: http://www.sec.gov/Archives/edgar/data/83246/000114420412016831/v306941_fwp.htm.

The tables below are a comparison of the 1997 through 2011 annual returns and the 1,3,5,10,15 and 20 year annualized returns and standard deviations for the S&P 500® Low Volatility Index and the S&P 500® Index. The SP5LVI has only been calculated since April 20, 2011. Accordingly, while the hypothetical tables set forth below are based on the selection criteria and methodology described herein and in the Equity Index Underlying Supplement, the SP5LVI was not actually calculated and published prior to April 20, 2011. The hypothetical and actual historical performance is not necessarily an indication of future results. Because the Reference Asset is a price return index, and not a total return index, the return data presented below does not reflect the payment of dividends.

Annual Returns			Annualized Price Return Data as of December 31, 2011

	S&P 500® Low Volatility Index	S&P 500® Index		S&P 500® Low Volatility Index	S&P 500® Index
1997	26.27%	31.01%	1 Yr.	10.88%	0.00%
1998	4.80%	26.67%	3 Yrs.	12.04%	11.66%
1999	-10.72%	19.53%	5 Yrs.	1.00%	-2.38%
2000	20.68%	-10.14%	10 Yrs.	4.12%	0.92%
2001	1.54%	-13.04%	15 Yrs.	5.30%	3.59%
2002	-9.83%	-23.37%	20 Yrs.	6.36%	5.67%
2003	19.43%	26.38%	Annualized Standard Deviation
2004	14.38%	8.99%
2005	-0.67%	3.00%		S&P 500® Low Volatility Index	S&P 500® Index
2006	16.49%	13.62%	1 Yr.	8.78%	15.97%
2007	-2.16%	3.53%	3 Yrs.	11.88%	19.00%
2008	-23.61%	-38.49%	5 Yrs.	12.87%	18.91%
2009	15.52%	23.45%	10 Yrs.	10.77%	15.93%
2010	9.79%	12.78%	15 Yrs.	12.14%	16.59%
2011	10.88%	0.00%	20 Yrs.	11.33%	15.01%

Standard deviation is a statistical measure of the distance a quantity is likely to lie from its average value. In finance, standard deviation is applied to the annual rate of return of an investment, to measure the investment’s volatility, or “risk”.

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HSBC USA Inc. Buffered Uncapped Market Participation Securities

Linked to the S&P 500® Low Volatility Index

The offering of securities will have the terms described in this free writing prospectus and the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus. If the terms of the securities offered hereby are inconsistent with those described in the accompanying Equity Index Underlying Supplement, prospectus supplement or prospectus, the terms described in this free writing prospectus shall control. You should be willing to forgo interest and dividend payments during the term of the securities .

This free writing prospectus relates to an offering of securities linked to the performance of the S&P 500® Low Volatility Index (the “Reference Asset”). The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. linked to the Reference Asset as described below. The following key terms relate to the offering of securities:

Issuer:	HSBC USA Inc.
Principal Amount:	$1,000 per security
Reference Asset:	The S&P 500® Low Volatility Index (Ticker: SP5LVI)
Trade Date:	August 24, 2012
Pricing Date:	August 24, 2012
Original Issue Date:	August 29, 2012
Final Valuation Date:	August 24, 2015. The Final Valuation Date is subject to adjustment as described under “Valuation Dates” in the accompanying Equity Index Underlying Supplement.
Maturity Date:	August 27, 2015, which is 3 business days after the Final Valuation Date. The Maturity Date is subject to adjustment as described under “Additional Terms of the Notes—Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying Equity Index Underlying Supplement.
Upside Participation Rate:	100% (1.0x)
Payment at Maturity:	On the Maturity Date, for each security, we will pay you the Final Settlement Value.
Final Settlement Value:

If the Reference Return is greater than zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + ($1,000 × Reference Return × Upside Participation Rate).

If the Reference Return is less than or equal to zero but greater than or equal to the Buffer Level, you will receive a cash payment on the Maturity Date of $1,000 per $1,000 Principal Amount of securities (zero return).

If the Reference Return is less than the Buffer Level, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + [$1,000 × (Reference Return + 15%*)].

*To be determined on the Pricing Date and will not be less than 15% or greater than 20%.

Under these circumstances, you will lose 1% of the Principal Amount of your securities for each percentage point that the Reference Return is below the Buffer Level. For example, assuming a Buffer Level of -15%, if the Reference Return is -30%, you will suffer a 15% loss and receive 85% of the Principal Amount. If the Reference Return is less than the Buffer Level, you will lose up to between 80% and 85% (to be determined on the Pricing Date) of your investment.

Reference Return:	The quotient, expressed as a percentage, calculated as follows:
Final Level – Initial Level Initial Level
Buffer Level:	-15% to -20% (to be determined on the Pricing Date)
Initial Level:	The Official Closing Level of the Reference Asset on the Pricing Date.
Final Level:	The Official Closing Level of the Reference Asset on the Final Valuation Date.
Official Closing Level:	The closing level of the Reference Asset on any scheduled trading day as determined by the calculation agent based upon the level displayed on Bloomberg Professional® service page “SP5LVI <INDEX>”, or on any successor page on the Bloomberg Professional® service or any successor service, as applicable.
Form of Securities:	Book-Entry
Listing:	The securities will not be listed on any U.S. securities exchange or quotation system.
CUSIP / ISIN:	4042K12Q5/US4042K12Q55

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GENERAL

This free writing prospectus relates to an offering of securities linked to the Reference Asset. The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. We reserve the right to withdraw, cancel or modify this offering and to reject orders in whole or in part. Although the offering of securities relates to the Reference Asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset or any component security included in the Reference Asset or as to the suitability of an investment in the securities.

You should read this document together with the prospectus dated March 22, 2012, the prospectus supplement dated March 22, 2012 and the Equity Index Underlying Supplement dated March 22, 2012. If the terms of the securities offered hereby are inconsistent with those described in the accompanying Equity Index Underlying Supplement, prospectus supplement or prospectus, the terms described in this free writing prospectus shall control. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page FWP-7 of this free writing prospectus, page S-3 of the prospectus supplement and page S-1 of the Equity Index Underlying Supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, prospectus supplement and Equity Index Underlying Supplement) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement and Equity Index Underlying Supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and Equity Index Underlying Supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

}	The Equity Index Underlying Supplement at: www.sec.gov/Archives/edgar/data/83246/000114420412016693/v306691_424b2.htm

}	The prospectus supplement at: www.sec.gov/Archives/edgar/data/83246/000104746912003151/a2208335z424b2.htm

}	The prospectus at: www.sec.gov/Archives/edgar/data/83246/000104746912003148/a2208395z424b2.htm

We are using this free writing prospectus to solicit from you an offer to purchase the securities. You may revoke your offer to purchase the securities at any time prior to the time at which we accept your offer by notifying HSBC Securities (USA) Inc. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any material changes to the terms of the securities, we will notify you.

PAYMENT AT MATURITY

On the Maturity Date, for each security you hold, we will pay you the Final Settlement Value, which is an amount in cash, as described below:

If the Reference Return is greater than zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + ($1,000 × Reference Return × Upside Participation Rate).

If the Reference Return is less than or equal to zero but greater than or equal to the Buffer Level, you will receive a cash payment on the Maturity Date of $1,000 per $1,000 Principal Amount of securities (zero return).

If the Reference Return is less than the Buffer Level, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + [$1,000 × (Reference Return + 15%*)].

*To be determined on the Pricing Date and will not be less than 15% or greater than 20%.

Under these circumstances, you will lose 1% of the Principal Amount of your securities for each percentage point that the Reference Return is below the Buffer Level. For example, assuming a Buffer Level of -15%, if the Reference Return is -30%, you will suffer a 15% loss and receive 85% of the Principal Amount. You should be aware that if the Reference Return is less than the Buffer Level, you will lose up to between 80% and 85% (to be determined on the Pricing Date) of your investment, subject to the credit risk of HSBC.

Interest

The securities will not pay interest.

Calculation Agent

We or one of our affiliates will act as calculation agent with respect to the securities.

Reference Sponsor

Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, is the reference sponsor.

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INVESTOR SUITABILITY

The securities may be suitable for you if:	The securities may not be suitable for you if:

}     You seek an investment with an enhanced return linked to the potential positive performance of the Reference Asset and you believe the level of the Reference Asset will increase over the term of the securities.

}     You are willing to make an investment that is exposed to the negative Reference Return on a 1-to-1 basis for each percentage point that the Reference Return is less than the Buffer Level of -15% to -20% (to be determined on the Pricing Date).

}     You are willing to forgo dividends or other distributions paid to holders of the stocks comprising the Reference Asset.

}     You are willing to accept the risk and return profile of the securities versus a conventional debt security with a comparable maturity issued by HSBC or another issuer with a similar credit rating.

}     You do not seek current income from your investment.

}     You do not seek an investment for which there is an active secondary market.

}     You are willing to hold the securities to maturity.

}     You are comfortable with the creditworthiness of HSBC, as Issuer of the securities.

}     You believe the Reference Return will be negative or that the Reference Return will not be sufficiently positive to provide you with your desired return.

}     You are unwilling to make an investment that is exposed to the negative Reference Return on a 1-to-1 basis for each percentage point that the Reference Return is below the Buffer Level of -15% to -20% (to be determined on the Pricing Date).

}     You seek an investment that provides full return of principal.

}     You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

}     You prefer to receive the dividends or other distributions paid on the stocks comprising the Reference Asset.

}     You seek current income from your investment.

}     You seek an investment for which there will be an active secondary market.

}     You are unable or unwilling to hold the securities to maturity.

}     You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the securities.

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RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 in the accompanying prospectus supplement and on page S-1 of the accompanying Equity Index Underlying Supplement. Investing in the securities is not equivalent to investing directly in any of the stocks comprising the Reference Asset. You should understand the risks of investing in the securities and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the securities in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement and Equity Index Underlying Supplement including the explanation of risks relating to the securities described in the following sections:

}	“— Risks Relating to All Note Issuances” in the prospectus supplement;

}	“— General risks related to Indices” in the Equity Index Underlying Supplement; and

}	“— If the Reference Asset is or includes the S&P 500 Low Volatility Index or otherwise includes an Index that tracks a low volatility index” in the Equity Index Underlying Supplement.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

Your investment in the securities may result in a loss.

You will be exposed to the decline in the Final Level from the Initial Level beyond the Buffer Level of -15% to -20% (to be determined on the Pricing Date). Accordingly, if the Reference Return is less than -15% to -20%, your Payment at Maturity will be less than the Principal Amount of your securities. You will lose up to between 80% and 85% (to be determined on the Pricing Date) of your investment at maturity if the Reference Return is less than the Buffer Level.

Credit risk of HSBC USA Inc.

The securities are senior unsecured debt obligations of the Issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the securities will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the securities, including any return of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the securities and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities.

The securities will not bear interest.

As a holder of the securities, you will not receive interest payments.

The Reference Asset has limited actual historical information.

The Reference Asset was created in April 2011. The reference sponsor has published limited actual information about how the Reference Asset would have performed had it been calculated in the past. Because the Reference Asset is of recent origin and limited actual historical performance data exists with respect to it, your investment in the securities may involve a greater risk than investing in securities linked to one or more indices with a more established record of performance.

Changes that affect the Reference Asset will affect the market value of the securities and the amount you will receive at maturity.

The policies of the reference sponsor concerning additions, deletions and substitutions of the constituents comprising the Reference Asset and the manner in which the reference sponsor takes account of certain changes affecting those constituents may affect the level of the Reference Asset. The policies of the reference sponsor with respect to the calculation of the Reference Asset could also affect the level of the Reference Asset. The reference sponsor may discontinue or suspend calculation or dissemination of the Reference Asset. Any such actions could affect the value of the securities and the return on the securities.

The securities are not insured by any governmental agency of the United States or any other jurisdiction.

The securities are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the securities is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity of the securities.

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Certain built-in costs are likely to adversely affect the value of the securities prior to maturity.

While the Payment at Maturity described in this free writing prospectus is based on the full Principal Amount of your securities, the original issue price of the securities includes the agent’s commission and the estimated cost of HSBC hedging its obligations under the securities. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.

The securities lack liquidity.

The securities will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the securities in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the securities.

Potential conflicts.

HSBC and its affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. We will not have any obligation to consider your interests as a holder of the securities in taking any action that might affect the value of your securities.

Uncertain tax treatment.

For a discussion of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “U.S. Federal Income Tax Considerations” herein and the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

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ILLUSTRATIVE EXAMPLES

The following table and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of the Reference Asset relative to its Initial Level. We cannot predict the actual Final Level. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events, and the hypothetical Initial Level used in the table and examples below is not expected to be the actual Initial Level. You should not take this illustration or these examples as an indication or assurance of the expected performance of the Reference Asset or the return on your securities. The Final Settlement Value may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including such a security issued by HSBC. The numbers appearing in the table below and following examples have been rounded for ease of analysis.

The table below illustrates the Final Settlement Value on a $1,000 investment in securities for a hypothetical range of Reference Returns from -100% to +100%. The following results are based solely on the assumptions outlined below. The “Hypothetical Return on the Security” as used below is the number, expressed as a percentage, that results from comparing the Final Settlement Value per $1,000 Principal Amount of securities to $1,000. The potential returns described here assume that your securities are held to maturity. You should consider carefully whether the securities are suitable to your investment goals. The following table and examples assume the following:

}	Principal Amount:	$1,000
}	Hypothetical Initial Level:	4,400
}	Upside Participation Rate:	100%
}	Hypothetical Buffer Level:	-15% (The actual Buffer Level will be determined on the Pricing Date and will be between -15% and -20%)

The actual Initial Level will be determined on the Pricing Date.

Hypothetical Final Level	Hypothetical Reference Return	Hypothetical Final Settlement Value	Hypothetical Return on the Security
8,800	100.00%	$2,000	100.00%
7,920	80.00%	$1,800	80.00%
7,040	60.00%	$1,600	60.00%
6,160	40.00%	$1,400	40.00%
5,720	30.00%	$1,300	30.00%
5,280	20.00%	$1,200	20.00%
5,060	15.00%	$1,150	15.00%
4,840	10.00%	$1,100	10.00%
4,620	5.00%	$1,050	5.00%
4,488	2.00%	$1,020	2.00%
4,444	1.00%	$1,010	1.00%
4,400	0.00%	$1,000	0.00%
4,356	-1.00%	$1,000	0.00%
4,312	-2.00%	$1,000	0.00%
4,180	-5.00%	$1,000	0.00%
3,740	-15.00%	$1,000	0.00%
3,520	-20.00%	$950	-5.00%
3,080	-30.00%	$850	-15.00%
2,640	-40.00%	$750	-25.00%
1,760	-60.00%	$550	-45.00%
880	-80.00%	$350	-65.00%
0	-100.00%	$150	-85.00%

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The following examples indicate how the Final Settlement Value would be calculated with respect to a hypothetical $1,000 investment in the securities.

Example 1: The level of the Reference Asset increases from the Initial Level of 4,400 to a Final Level of 6,160.

Reference Return:	40%
Final Settlement Value:	$1,400

Because the Reference Return is positive, the Final Settlement Value would be $1,400 per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + ($1,000 × Reference Return × Upside Participation Rate)
= $1,000 + ($1,000 × 40% × 100%)
= $1,400

Example 1 shows that you will receive the return of your principal investment plus a return equal to the Reference Return multiplied by the Upside Participation Rate of 100% when such Reference Return is positive.

Example 2: The level of the Reference Asset decreases from the Initial Level of 4,400 to a Final Level of 4,180.

Reference Return:	-5.00%
Final Settlement Value:	$1,000

Because the Reference Return is less than zero but greater than the hypothetical Buffer Level of -15%, the Final Settlement Value would be $1,000 per $1,000 Principal Amount of securities (a zero return).

Example 3: The level of the Reference Asset decreases from the Initial Level of 4,400 to a Final Level of 2,640.

Reference Return:	-40%
Final Settlement Value:	$750

Because the Reference Return is less than the hypothetical Buffer Level of -15%, the Final Settlement Value would be $750 per $1,000 Principal Amount of securities, calculated as follows:

$1,000 + [$1,000 × (Reference Return + 15%)]
= $1,000 + [$1,000 × (-40.00% + 15%)]
= $750

Example 3 shows that you are exposed on a 1-to-1 basis to declines in the level of the Reference Asset beyond the hypothetical Buffer Level of -15%. YOU MAY LOSE UP TO BETWEEN 80% AND 85% (TO BE DETERMINED ON THE PRICING DATE) OF THE PRINCIPAL AMOUNT OF YOUR SECURITIES.

FWP-10

THE S&P 500® LOW VOLATILITY INDEX (“SP5LVI”)

Description of the Reference Asset

The SP5LVI measures the performance of the 100 least volatile stocks over the previous year in the S&P 500® Index. It is designed to serve as a benchmark for low volatility strategies in the U.S. stock market.

As of the May 2012 rebalancing, the sector weightings in the SP5LVI were as follows: Consumer Discretionary: 8.10%, Consumer Staples: 29.40%, Energy: 1.70%, Financials: 0.80%, Healthcare: 12.40%, Industrials: 4.40%, Information Technology: 4.30%, Materials: 2.40%, Telecommunication Services: 4.90% and Utilities: 31.40%.

For more information about the SP5LVI, see “The S&P 500 Low Volatility Index” on page S-18 of the accompanying Equity Index Underlying Supplement.

License Agreement with S&P

HSBC has entered into a license agreement providing for the license to it, in exchange for a fee, of the right to use indices owned and published by S&P in connection with some products, including the securities.

The securities are not sponsored, endorsed, sold or promoted by Standard & Poor’s Financial Services LLC (“S&P”, “Standard & Poor’s” and “S&P Indices”) or its third party licensors. Neither S&P nor its third party licensors makes any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the S&P 500® Low Volatility Index to track general stock market performance. S&P's and its third party licensor’s only relationship to HSBC USA Inc. is the licensing of certain trademarks and trade names of S&P and the third party licensors and of the S&P 500® Low Volatility Index which is determined, composed and calculated by S&P or its third party licensors without regard to HSBC USA Inc. or the securities. S&P and its third party licensors have no obligation to take the needs of HSBC USA Inc. or the owners of the securities into consideration in determining, composing or calculating the S&P 500® Low Volatility Index. Neither S&P nor its third party licensors is responsible for and has not participated in the determination of the prices and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the securities.

NEITHER STANDARD & POOR’S, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE S&P 500® LOW VOLATILITY INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. STANDARD & POOR’S, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. STANDARD & POOR’S MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE S&P 500® LOW VOLATILITY INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL STANDARD & POOR’S, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

“Standard & Poor’s®”, “S&P®” and “S&P 500®” are trademarks of Standard & Poor’s and have been licensed for use by HSBC USA Inc.

FWP-11

Hypothetical and Actual Historical Performance of the SP5LVI

The following graph sets forth the hypothetical back-tested performance of the SP5LVI from July 26, 2007 through April 19, 2011 and the historical performance of the SP5LVI from April 20, 2011 to July 25, 2012. The SP5LVI has only been calculated since April 20, 2011. The hypothetical back-tested performance of the SP5LVI set forth in the following graph was calculated using the selection criteria and methodology employed to calculate the SP5LVI since its inception on April 20, 2011. However, the hypothetical back-tested SP5LVI data only reflects the application of that methodology in hindsight, since the SP5LVI was not actually calculated and published prior to April 20, 2011. The hypothetical back-tested SP5LVI data cannot completely account for the impact of financial risk in actual trading. There are numerous factors related to the equities markets in general that cannot be, and have not been, accounted for in the hypothetical back-tested SP5LVI data, all of which can affect actual performance. Consequently, you should not rely on that data in forecasting future SP5LVI performance. Because the SP5LVI is a price return index, and not a total return index, the data presented below does not reflect the payment of dividends. The graph below also reflects the actual closing levels from April 20, 2011 to July 25, 2012 that we obtained from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service. The closing level for the SP5LVI on July 25, 2012 was 4,405.58. The hypothetical and actual performance is not necessarily an indication of future results.

The hypothetical and actual historical levels of the SP5LVI should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Level of the SP5LVI on the Final Valuation Date.

The tables below are a comparison of the 1997 through 2011 annual returns and the 1,3,5,10,15 and 20 year annualized returns and standard deviations for the S&P 500® Low Volatility Index and the S&P 500® Index. The SP5LVI has only been calculated since April 20, 2011. Accordingly, while the hypothetical tables set forth below are based on the selection criteria and methodology described herein and in the Equity Index Underlying Supplement, the SP5LVI was not actually calculated and published prior to April 20, 2011. The hypothetical and actual historical performance is not necessarily an indication of future results. Because the SP5LVI is a price return index, and not a total return index, the return data presented below does not reflect the payment of dividends.

Annual Returns
	S&P 500® Low Volatility Index	S&P 500® Index
1997	26.27%	31.01%
1998	4.80%	26.67%
1999	-10.72%	19.53%
2000	20.68%	-10.14%
2001	1.54%	-13.04%
2002	-9.83%	-23.37%
2003	19.43%	26.38%
2004	14.38%	8.99%
2005	-0.67%	3.00%
2006	16.49%	13.62%
2007	-2.16%	3.53%
2008	-23.61%	-38.49%
2009	15.52%	23.45%
2010	9.79%	12.78%
2011	10.88%	0.00%

FWP-12

Price Return Data as of December 31, 2011
	S&P 500® Low Volatility Index	S&P 500® Index
1 Yr.	10.88%	0.00%
3 Yrs.	12.04%	11.66%
5 Yrs.	1.00%	-2.38%
10 Yrs.	4.12%	0.92%
15 Yrs.	5.30%	3.59%
20 Yrs.	6.36%	5.67%

Annualized Standard Deviation

	S&P 500® Low Volatility Index	S&P 500® Index
1 Yr.	8.78%	15.97%
3 Yrs.	11.88%	19.00%
5 Yrs.	12.87%	18.91%
10 Yrs.	10.77%	15.93%
15 Yrs.	12.14%	16.59%
20 Yrs.	11.33%	15.01%

Sector Weightings

The table below shows the current weight, average weight and maximum weight of each industry sector included in the SP5LVI. The SP5LVI has only been calculated since April 20, 2011. Accordingly, while the hypothetical tables set forth below are based on the selection criteria and methodology described herein and in the Equity Index Underlying Supplement, the SP5LVI was not actually calculated and published prior to April 20, 2011. No assurance can be given that these weightings will not change.

The hypothetical back-tested weights of the SP5LVI set forth above were calculated using the selection criteria and methodology employed to calculate the SP5LVI since its inception on April 20, 2011.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the securities. Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the securities from HSBC for distribution to other registered broker-dealers or will offer the securities directly to investors. HSBC Securities (USA) Inc. proposes to offer the securities at the offering price set forth on the cover page of this free writing prospectus. HSBC USA Inc. or one of our affiliates may pay varying discounts of up to 2.525% per $1,000 Principal Amount of securities in connection with the distribution of the securities to other registered broker-dealers.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the securities, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution (Conflicts of Interest)” on page S-49 in the prospectus supplement.

FWP-13

U.S. FEDERAL INCOME TAX CONSIDERATIONS

There is no direct legal authority as to the proper tax treatment of the securities, and therefore significant aspects of the tax treatment of the securities are uncertain as to both the timing and character of any inclusion in income in respect of the securities. Under one approach, a security should be treated as a pre-paid executory contract with respect to the Reference Asset. We intend to treat the securities consistent with this approach. Pursuant to the terms of the securities, you agree to treat the securities under this approach for all U.S. federal income tax purposes. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Morrison & Foerster LLP, it is reasonable to treat a security as a pre-paid executory contract with respect to the Reference Asset. Pursuant to this approach, we do not intend to report any income or gain with respect to the securities prior to their maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the security for more than one year at such time for U.S. federal income tax purposes.

For a discussion of the U.S. federal income tax consequences of your investment in a security, please see the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

FWP-14

TABLE OF CONTENTS

You should only rely on the information contained in this free writing prospectus, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this free writing prospectus, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This free writing prospectus, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus are not an offer to sell these securities, and these documents are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted. You should not, under any circumstances, assume that the information in this free writing prospectus, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$ Buffered Uncapped Market
Participation Securities Linked to the

S&P 500® Low Volatility Index

July 31, 2012

FREE WRITING PROSPECTUS

Free Writing Prospectus
General	FWP-5
Payment at Maturity	FWP-5
Investor Suitability	FWP-6
Risk Factors	FWP-7
Illustrative Examples	FWP-9
The S&P 500® Low Volatility Index (“SP5LVI”)	FWP-11
Supplemental Plan of Distribution (Conflicts of Interest)	FWP-13
U.S. Federal Income Tax Considerations	FWP-14

Equity Index Underlying Supplement
Risk Factors	S-1
The S&P 500® Index	S-6
The S&P 100® Index	S-10
The S&P MidCap 400® Index	S-14
The S&P 500 Low Volatility Index	S-18
The Russell 2000® Index	S-21
The Dow Jones Industrial AverageSM	S-25
The Hang Seng China Enterprises Index®	S-27
The Hang Seng® Index	S-30
The Korea Stock Price Index 200	S-33
MSCI Indices	S-36
The EURO STOXX 50® Index	S-40
The PHLX Housing SectorSM Index	S-42
The TOPIX® Index	S-46
The NASDAQ-100 Index®	S-49
S&P BRIC 40 Index	S-53
The Nikkei 225 Index	S-56
The FTSE™ 100 Index	S-58
Other Components	S-60
Additional Terms of the Notes	S-60

Prospectus Supplement
Risk Factors	S-3
Risks Relating to Our Business	S-3
Risks Relating to All Note Issuances	S-3
Pricing Supplement	S-7
Description of Notes	S-8
Use of Proceeds and Hedging	S-30
Certain ERISA Considerations	S-30
U.S. Federal Income Tax Considerations	S-32
Supplemental Plan of Distribution (Conflicts of Interest)	S-49

Prospectus
About this Prospectus	1
Risk Factors	1
Where You Can Find More Information	1
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	3
Description of Preferred Stock	15
Description of Warrants	21
Description of Purchase Contracts	25
Description of Units	28
Book-Entry Procedures	30
Limitations on Issuances in Bearer Form	35
U.S. Federal Income Tax Considerations Relating to Debt Securities	35
Plan of Distribution (Conflicts of Interest)	51
Notice to Canadian Investors	53
Notice to EEA Investors	58
Certain ERISA Matters	59
Legal Opinions	60
Experts	60